                                                                    Exhibit 99.1


                                                               QUALCOMM Contact:
                                                                   Bill Davidson
                                              Vice President, Investor Relations
                                    1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
                                                         e-mail: ir@qualcomm.com


             QUALCOMM ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS
                        REVENUES $1.2 BILLION, EPS $0.58
             REVENUES $1.2 BILLION, EPS $0.53 EXCLUDING QSI SEGMENT


SAN DIEGO - April 21, 2004 - QUALCOMM Incorporated (NASDAQ: QCOM) today announced its second quarter fiscal 2004 results ended March 28, 2004. Revenues were $1.2 billion in the second quarter of fiscal 2004, up one percent sequentially and 20 percent year-over-year. The second quarter fiscal 2004 net income was $488 million and diluted earnings per share were $0.58, up 39 percent and 35 percent sequentially and 374 percent and 346 percent year-over-year, respectively.

The second quarter fiscal 2004 net income excluding the QSI segment was $442 million, up six percent sequentially and 41 percent year-over-year. The second quarter fiscal 2004 diluted earnings per share excluding the QSI segment were $0.53, up four percent sequentially and 39 percent year-over-year. Detailed reconciliations between total QUALCOMM results and results excluding QSI are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

In this quarter we disposed of all remaining operations and assets related to the Vesper Operating Companies and TowerCo. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," their results of operations and cash flows are presented as discontinued operations within the QSI segment. Our statements of operations and cash flows for prior periods have been adjusted to reflect this and are presented on our Investor Relations web page at www.qualcomm.com.

"Our financial results reflect the strong acceptance and rapid global growth of 3G CDMA," said Dr. Irwin Mark Jacobs, chairman and CEO of QUALCOMM. "Consumers and enterprises increasingly recognize the benefits of CDMA-based networks, with the number of subscribers now exceeding 200 million. Early 3G CDMA entrants continue to perform well. KDDI, the first CDMA operator


                                     -more-

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 2 of 19


in Japan, announced its sixth consecutive month as the leading Japanese operator in net subscriber additions, and now has approximately 14 million subscribers on its 3G network. Better coverage and new handsets have accelerated WCDMA (UMTS) uptake and resulted in over 4 million cumulative subscribers in Japan and Europe at the end of the quarter. NTT DoCoMo, the largest Japanese operator, added approximately 724,000 subscribers to its 3G FOMA network in March 2004, for a total of over three million WCDMA subscribers. In South Korea, local number portability and compelling 1xEV-DO handsets contributed to the highest monthly net additions in two years and a 1xEV-DO base that now exceeds 6.4 million subscribers. The United States CDMA market continues to grow, benefiting from local number portability and the popularity of camera phones and color screens. Finally, we experienced continued growth in China and India and strong growth in Brazil, propelled by low-priced MSM6000-based entry level phones."

"This quarter, we matched the prior quarter's record high by shipping approximately 32 million MSM phone chips; however, worldwide demand for our chipsets exceeded our supply, particularly the MSM5100 and MSM5500. We anticipate supply to better align with demand over the course of the next two quarters.

"Research and development continued at high levels. Both the CDMA2000 1X Revision D and the 1xEV-DO Revision A standards were completed, each supporting peak data rates of 3.1 Mbps on the forward link and 1.8 Mbps on the reverse link. We publicly demonstrated CDMA2000 1xEV-DO Gold Multicast, allowing multimedia content to be sent simultaneously to many users; MediaFLO, an end-to-end product and service delivering multiple channels of video conveniently accessed by an on-screen channel guide; and Quality-of-Service features supporting greatly enhanced performance for Voice-over-Internet Protocol (VOIP), push-to-chat, and video telephony. We believe these and other projects will drive further expansion of 3G CDMA, subscriber migration from 2G systems, and higher revenues.

Revenues for the second quarter of fiscal 2004 grew $199 million compared to the second quarter of fiscal 2003, including a $130 million increase in QUALCOMM Technology Licensing (QTL) segment revenues and a $65 million increase in QUALCOMM CDMA Technologies (QCT) segment revenues. QTL revenues increased over the prior year due primarily to greater phone and infrastructure equipment sales by our licensees. In the second quarter of fiscal 2004, our licensees

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 3 of 19


reported CDMA phone sales for the first quarter of fiscal 2004 of approximately 37 million units, compared to 27 million units in the second quarter of fiscal 2003. QCT sold approximately 32 million Mobile Station Modem(TM) (MSM(TM)) phone chips in the second quarter of fiscal 2004, compared to 28 million in the second quarter of fiscal 2003.

Research and development (R&D) expenses were $169 million in the second quarter of fiscal 2004, up 28 percent from the second quarter of fiscal 2003, largely attributable to increases in costs related to integrated circuit products and corporate initiatives to support multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products, including CDMA2000 1xEV-DO/1xEV-DV, GSM1x and WCDMA (UMTS).

Selling, general and administrative (SG&A) expenses were $138 million in the second quarter of fiscal 2004, up 14 percent from the second quarter of fiscal 2003, largely attributable to increases in employee related expenses for an expanding customer base.

Our annual effective income tax rate is estimated to be approximately 30 percent for fiscal 2004, for both total QUALCOMM and QUALCOMM excluding QSI. In the first fiscal quarter our estimated effective tax rates were 32 percent and 31 percent for total QUALCOMM and QUALCOMM excluding QSI, respectively. Due to the change in the estimated rate for fiscal 2004, in the second fiscal quarter our tax rates were 28 percent for total QUALCOMM and 29 percent for QUALCOMM excluding QSI. In fiscal 2003, our actual effective income tax rate was approximately 34 percent and 33 percent, for total QUALCOMM and QUALCOMM excluding QSI, respectively. The lower estimated annual effective tax rate as compared to our prior estimate for fiscal 2004 and the prior fiscal year is largely due to expected higher foreign earnings which are subject to a lower rate.

QUALCOMM STRATEGIC INITIATIVES

The QUALCOMM Strategic Initiatives (QSI) segment includes our strategic investments and related income and expenses. During the first quarter of fiscal 2004, we sold the Vesper Operating Companies to Embratel, realizing a net loss of $52 million on the sale. In the second quarter of fiscal 2004, we sold our wholly-owned subsidiary, TowerCo, which owned and operated the Vesper communications towers, to Embratel, realizing a net gain of $40 million on the sale. Also in the second quarter of fiscal 2004, Anatel, the telecommunications regulatory agency in Brazil, approved

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 4 of 19


the return of personal mobile service (SMP) licenses. The related SMP debt was extinguished, resulting in a net gain of $19 million. As a result of the disposition of all remaining operations and assets related to the Vesper Operating Companies and TowerCo, their results of operations and cash flows are presented as discontinued operations within the QSI segment.

In the second quarter of fiscal 2004, QSI's results consist primarily of $21 million in equity losses, partially offset by $4 million in other income resulting from the transfer of a portion of our FCC Auction Discount Voucher to a wireless operator.

BUSINESS OUTLOOK

The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements in this release for a description of certain risk factors and QUALCOMM's annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks.

THIRD QUARTER FISCAL 2004

Based on the current business outlook, we anticipate that revenues excluding the QSI segment in the third fiscal quarter will increase approximately 4-7 percent sequentially and 41-44 percent year-over-year. We anticipate that earnings per share excluding the QSI segment will be approximately $0.48-$0.50 in the third fiscal quarter, compared to $0.33 in the year ago quarter. This estimate assumes shipments of approximately 33-35 million MSM phone chips during the quarter.

Based on the current business outlook, we anticipate that total QUALCOMM revenues in the third quarter will increase approximately 4-7 percent sequentially and 41-44 percent year-over-year. We anticipate that total QUALCOMM earnings per share will be approximately $0.46-$0.48 in the third fiscal quarter, including an estimated $0.02 loss per share attributed to the QSI segment, compared to $0.09 per share in the year ago quarter. Due to their nature, certain income and expense items such as realized investment gains or losses, income related to the use of our FCC Auction Discount Voucher and asset impairments cannot be accurately forecast. Accordingly, the Company excludes such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 5 of 19


FISCAL 2004

Based on the current business outlook, we are increasing our guidance for fiscal 2004. We now anticipate that revenues excluding the QSI segment will grow by approximately 26-29 percent year-over-year and earnings per share excluding the QSI segment to be in the range of $1.93-$1.98 for fiscal 2004, compared to $1.42 last fiscal year. We estimate the CDMA phone market to be 152-160 million units in calendar 2004, and we estimate average selling prices of CDMA phones for fiscal 2004, upon which royalties are calculated, to remain constant year-over-year.

Based on the current business outlook, we anticipate that total QUALCOMM revenues will grow by approximately 26-29 percent year-over-year and total QUALCOMM earnings per share to be in the range of $1.86-$1.91 for fiscal 2004, compared to $1.01 last fiscal year, including an estimated $0.07 loss per share attributed to the QSI segment for fiscal 2004. Due to their nature, certain income and expense items such as realized investment gains or losses, income related to the use of our FCC Auction Discount Voucher and asset impairments cannot be accurately forecast. Accordingly, the Company excludes such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

CASH AND MARKETABLE SECURITIES

QUALCOMM's cash, cash equivalents and both current and noncurrent marketable securities totaled approximately $6.6 billion at the end of the second quarter of fiscal 2004, compared to $5.9 billion on December 28, 2003, and $4.4 billion on March 30, 2003. We paid $57 million in cash dividends, $0.07 per share, in the second quarter of fiscal 2004. On March 2, 2004, we announced a 43 percent increase in the company's quarterly dividend to $0.10 per share payable on June 25, 2004 to stockholders of record on May 28, 2004. In the second quarter of fiscal 2004, net cash transfers from QSI were $39 million. Detailed reconciliations between total QUALCOMM cash flow and cash, cash equivalents and marketable securities excluding the QSI segment are included in this news release.

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 6 of 19

RESULTS OF BUSINESS SEGMENTS

The following tables, which present segment information, have been adjusted to reflect the SnapTrack reorganization (Note 1) and discontinued operations (Note
3) (dollars in thousands, except per share data):

SECOND QUARTER - FISCAL YEAR 2004

                                                                                          QUALCOMM
                                                                           RECONCILING    EXCLUDING                    TOTAL
SEGMENTS                             QCT(1)*        QTL         QWI(1)*      ITEMS (2)*      QSI          QSI*       QUALCOMM*
--------                             -------        ---         -------      ----------      ---          ----       ---------
REVENUES                            711,257      390,257      144,627        (30,522)     1,215,619          29      1,215,648
CHANGE FROM PRIOR QUARTER                (5%)         10%           5%           N/M              1%        (51%)            1%
CHANGE FROM PRIOR YEAR                   10%          50%          14%           N/M             20%        (92%)           20%
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES             257,956      361,591        3,864          1,704        625,115     (15,055)       610,060
CHANGE FROM PRIOR QUARTER                (1%)         11%         (32%)          N/M              3%       (330%)            1%
CHANGE FROM PRIOR YEAR                   16%          53%         (58%)          N/M             36%         74%            52%
INCOME FROM DISCONTINUED
OPERATIONS, NET OF TAX (3)                                                                       --         47,148      47,148
NET INCOME                                                                                  442,419         46,018     488,437
CHANGE FROM PRIOR QUARTER                                                                         6%           N/M          39%
CHANGE FROM PRIOR YEAR                                                                           41%           N/M         374%
DILUTED EARNINGS PER COMMON SHARE (4)                                                          0.53           0.05        0.58
CHANGE FROM PRIOR QUARTER                                                                         4%           N/M          35%
CHANGE FROM PRIOR YEAR                                                                           39%           N/M         346%

FIRST QUARTER - FISCAL YEAR 2004

                                                                                            QUALCOMM
                                                                             RECONCILING    EXCLUDING                  TOTAL
SEGMENTS                                  QCT(1)*      QTL         QWI(1)*    ITEMS (2)*       QSI        QSI*       QUALCOMM*
--------                                  -------      ---         -------    ----------       ---        ----       ---------
REVENUES                                 748,378     353,421      138,308     (33,592)      1,206,515        59     1,206,574
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES                  260,477     324,673        5,667      16,038         606,855    (3,499)      603,356
LOSS FROM DISCONTINUED OPERATIONS,
NET OF TAX (3)                                                                                     --   (58,236)      (58,236)
NET INCOME (LOSS)                                                                             418,729   (66,436)      352,293
DILUTED EARNINGS PER COMMON SHARE (4)                                                            0.51     (0.08)         0.43

SECOND QUARTER - FISCAL YEAR 2003

                                                                                              QUALCOMM
                                                                              RECONCILING     EXCLUDING                    TOTAL
SEGMENTS                                  QCT(1)*      QTL        QWI(1)*       ITEMS (2)*       QSI          QSI*       QUALCOMM*
--------                                  -------      ---        -------       ----------       ---          ----       ---------
REVENUES                                 646,513     260,110      127,356       (17,201)      1,016,778          351     1,017,129
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES                  221,696     236,192        9,194        (6,431)        460,651      (58,645)      402,006
LOSS FROM DISCONTINUED OPERATIONS,
NET OF TAX (3)                                                                                       --     (154,661)     (154,661)
NET INCOME (LOSS)                                                                               313,858     (210,842)      103,016
DILUTED EARNINGS PER COMMON SHARE (4)                                                              0.38        (0.26)         0.13

SIX MONTHS - FISCAL YEAR 2004

                                                                                              QUALCOMM
                                                                               RECONCILING    EXCLUDING                   TOTAL
SEGMENTS                                  QCT(1)*       QTL         QWI(1)*      ITEMS (2)*      QSI          QSI*       QUALCOMM*
--------                                  -------       ---         -------      ----------      ---          ----       ---------
REVENUES                                1,459,635     743,678      282,935       (64,114)     2,422,134           88     2,422,222
CHANGE FROM PRIOR YEAR                          8%         44%          16%          N/M             16%         (86%)          16%
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES                   518,433     686,264        9,531        17,742      1,231,970      (18,554)    1,213,416
CHANGE FROM PRIOR YEAR                          2%         47%         (32%)         N/M             25%          88%           47%
LOSS FROM DISCONTINUED OPERATIONS,
NET OF TAX (3)                                                                                       --      (11,088)      (11,088)
NET INCOME (LOSS)                                                                               861,148      (20,418)      840,730
DILUTED EARNINGS PER COMMON SHARE (4)                                                              1.04        (0.02)         1.01
CHANGE FROM PRIOR YEAR                                                                               28%          95%          140%

SIX MONTHS - FISCAL YEAR 2003

                                                                                          QUALCOMM
                                                                            RECONCILING   EXCLUDING                     TOTAL
SEGMENTS                                QCT(1)*        QTL       QWI(1)*     ITEMS (2)*      QSI          QSI*        QUALCOMM*
--------                                -------        ---       -------     ----------      ---          ----        ---------
REVENUES                               1,350,913     515,533     243,856     (25,560)     2,084,742          649      2,085,391
EARNINGS (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES                  507,829     465,601      14,104      (4,583)       982,951     (156,518)       826,433
LOSS FROM DISCONTINUED OPERATIONS,
NET OF TAX (3)                                                                                   --     (189,646)      (189,646)
NET INCOME (LOSS)                                                                           658,576     (314,226)       344,350
DILUTED EARNINGS PER COMMON SHARE (4)                                                          0.81        (0.38)          0.42

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 7 of 19


----------

(1) During the second quarter of fiscal 2004, the Company reorganized its wholly-owned subsidiary, SnapTrack, Inc. (SnapTrack), a developer of wireless position location technology. The Company previously presented all of the revenues and operating results of SnapTrack in the QCT segment. As a result of the reorganization of SnapTrack, revenues and operating results related to SnapTrack's server software business (software for location-based services and applications) became part of the QIS division in the QWI segment. Revenues and operating results related to SnapTrack's client business (the gpsOne technology that is embedded with the integrated circuit products) remain with the QCT segment. Prior period segment information has been adjusted to conform to the new segment presentation.

(2) Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(3) During fiscal 2004, the Company sold its consolidated subsidiaries, the Vesper Operating Companies and TowerCo, and returned personal mobile service (SMP) licenses to Anatel, the telecommunications regulatory agency in Brazil. The results of operations of the Vesper Operating Companies and TowerCo, including gains and losses realized on the sales transactions and the SMP licenses, are presented as discontinued operations. The Company's statements of operations and cash flows for all prior periods have been adjusted to present the discontinued operations.

(4) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

 *    As adjusted.

N/M - Not Meaningful

BUSINESS SEGMENT HIGHLIGHTS
QUALCOMM CDMA TECHNOLOGIES (QCT)

      - Shipped approximately 32 million Mobile Station Modem(TM) (MSM(TM)) phone chips to customers worldwide dUring the second quarter of fiscal 2004, compared to approximately 32 million units in the first quarter of fiscal 2004 and approximately 28 million units in the second quarter of fiscal 2003. Nearly 100 percent of the approximately 32 million MSMs shipped in the March 2004 quarter were 3G CDMA2000(R) 1X, 1xEV-DO and WCDMA (UMTS).

      - Shipped CSM(TM) infrastructure chips for 3G CDMA2000 1X and 1xEV-DO to support approximately 5.7 million equivalent voice channels, compared to approximately 4.6 million in the first quarter of fiscal 2004 and approximately 1.5 million in the second quarter of fiscal 2003. Equivalent voice channels are provided rather than actual chip shipments because our CSM infrastructure chips currently support from eight to 32 voice channels per chip.

      - Several leading manufacturers of telecommunications equipment including Hisense Group, Huawei Technologies, ZTE and Sierra Wireless, announced the selection of QUALCOMM's MSM6250(TM) chipset and systEm software for the design of multimode 3G WCDMA (UMTS) handsets and data cards, joining LG Electronics, Inc., Sanyo Electric and Toshiba Corporation who previously announced the selection of the MSM6250 chipset and software.

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 8 of 19



      - Announced the MSM6225(TM) chipset and system software to support data-centric and entry-level devices foR the emerging WCDMA (UMTS) market. Samples of the MSM6225 chipset are expected to ship in mid-2004.

      - Made several announcements supporting the integration of imaging graphics, audio and video in QCT's single-chip solution with partners including ATI to create a wireless 3D gaming platform, RealNetworks to enable the delivery of RealAudio and RealVideo content, Beatnik to support playback of synthetic music mobile application format content, and Coding Technologies for the delivery of high-fidelity audio at very low bit rates with integrated MPEG-4 AAC/ aacPlus.

      - Announced the integration of the H.264 video codec into our chipset solutions.

      - Announced plans to deliver QUALCOMM's first 90 nanometer (nm) low-power MSM solution in 2004 using Taiwan Semiconductor Manufacturing Company Ltd's 90nm low-power process technology.

QUALCOMM TECHNOLOGY LICENSING (QTL)

      - Reported that licensees around the world are participating in the growing 3G CDMA market:

            o Forty-six subscriber licensees reported sales of CDMA2000 1X products and nine subscriber licensees reported sales of WCDMA
                  (UMTS) products during the first quarter of fiscal 2004.

            o Fifteen infrastructure licensees reported sales of CDMA2000 1X products and eight infrastructure licensees reported sales of WCDMA (UMTS) products during the first quarter of fiscal 2004.

            o WCDMA (UMTS) royalties contributed approximately 12 percent of total royalties reported by licensees in the second quarter for sales in the first quarter of fiscal 2004.

QUALCOMM WIRELESS & INTERNET GROUP (QWI)
QUALCOMM INTERNET SERVICES (QIS)

      - Worldwide BREW(TM)-based application downloads continue to grow, reaching more than 100 million on a cumulative basis. Application downloads have doubled in six months and operators, publishers, developers and device manufacturers continue to realize growing revenues for wireless applications and services.

QUALCOMM Announces Second Quarter Fiscal 2004 Results               Page 9 of 19


      - Announced the new QPoint(TM) solution, which leverages the power of the BREW solution and gpsOne(TM) hybRid Assisted GPS wireless location technology for mobile phones to provide the most complete server/client compatible mass-market location-based services solution available today. With the QPoint solution, QUALCOMM provides operators with flexible delivery options for location services, either through a hosted model or through channel partners.

      - Tata Teleservices, India's leading telecom service, announced plans to launch wireless applications and services based on the BREW system, as well as to offer push-to-chat services via QUALCOMM's BREWChat(TM) solution.

      - Made the first public demonstration of the QChat push-to-chat(TM) solution, which features a call set-up latency of less than one second.

      - Announced together with Iusacell, a provider of cellular telephony products and services in Mexico, a definitive agreement for Iusacell to deploy downloadable wireless applications and services based on the BREW solution.

      - Jointly announced with MSN the introduction of MSN Mobile services for the BREW system that will enable consumers to access MSN Hotmail and MSN Messenger services in a rich and familiar way via their BREW-enabled handsets.

   QUALCOMM WIRELESS BUSINESS SOLUTIONS(R)(QWBS)

      - Shipped approximately 11,200 OmniTRACS(R) units and related products in the second quarter of fiscal 2004, compared to approximately 10,900 in the first quarter of fiscal 2004 and 8,400 in the second quarter of fiscal 2003. This brings the cumulative total number of OmniTRACS and related product shipments to over 511,000 units shipped worldwide.

      - Announced that a fully automated driver productivity solution will be available by June 2004. The first phase of QUALCOMM's driver productivity solution provides fleets a stop management system with technology to automatically detect arrival and departure events at all significant stops a vehicle makes en route. The solution will also fully integrate with the industry's transportation management systems.

      - C.H. Robinson Worldwide Inc., one of North America's largest third-party logistics companies, has selected QUALCOMM's OmniOne(R)mobile communications system as its wireless workforce solution.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 10 of 19


CONFERENCE CALL

QUALCOMM's second quarter fiscal 2004 earnings conference call will be broadcast live on April 21, 2004 beginning at 2:30 p.m. Pacific Daylight Time on the Company's web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company's Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on April 21, 2004 beginning at approximately 4:30 p.m. (PDT) through April 26, 2004 at 4:30 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number 21187953. An audio replay of the conference call will be available on the Company's web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company's CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2003 FORTUNE 500(R) company traded on The Nasdaq Stock Market(R) under the ticker symbol QCOM.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company presents financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in value of investments that are unrelated to the Company's operational performance.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 11 of 19


The Company presents cash flow information excluding QSI and including marketable securities. The Company's management uses this non-GAAP presentation to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company's beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company's cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company's liquidity. The financial information excluding QSI should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total QUALCOMM results and results excluding QSI and between total QUALCOMM cash flow and cash, cash equivalents and marketable securities excluding the QSI segment are presented herein.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA based networks and CDMA based technology, including CDMA2000 1X and WCDMA (UMTS), both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the we have or may pursue; dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation as well as other risks detailed from time-to-time in the Company's SEC reports.

                                       ###

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 12 of 19


QUALCOMM(R), QCT(R), Mobile Station Modem(TM), MSM(TM), CSM(TM), MSM5100(TM), MSM5500(TM), MSM6000(TM), MSM6200(TM), MSM6250(TM), MSM6225(TM), MSM6500(TM),
MediaFLO(TM), BREW(TM), BREWChat(TM), QChat(R), QPoint(TM), gpsOne(TM), QUALCOMM Wireless Business Solutions(R), OmniTRACS(R), OmniOne(R) and GlobalTRACS(R) are trademarks and/or service marks of QUALCOMM Incorporated. All other trademarks are the property of their respective owners.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 13 of 19

                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED MARCH 28, 2004
                                                                 -----------------------------------------------
                                                                  EXCLUDING                            TOTAL
                                                                     QSI               QSI            QUALCOMM
                                                                 -----------       -----------       -----------
Revenues:
  Equipment and services                                         $   819,533       $        29       $   819,562
  Licensing and royalty fees                                         396,086                --           396,086
                                                                 -----------       -----------       -----------
                                                                   1,215,619                29         1,215,648
                                                                 -----------       -----------       -----------
Operating expenses:
  Cost of equipment and services revenues                            335,135                --           335,135
  Research and development                                           169,023                --           169,023
  Selling, general and administrative                                134,804             3,401           138,205
  Amortization of other acquisition-related intangible assets          1,631                --             1,631
  Other                                                                  (21)           (4,895)           (4,916)
                                                                 -----------       -----------       -----------
Total operating expenses                                             640,572            (1,494)          639,078
                                                                 -----------       -----------       -----------

Operating income                                                     575,047             1,523           576,570

Interest expense                                                        (580)               --              (580)
Investment income (expense), net                                      50,648(a)        (16,578)(d)        34,070
                                                                 -----------       -----------       -----------
Income (loss) from continuing operations before income taxes         625,115           (15,055)          610,060
Income tax (expense) benefit                                        (182,696)(c)        13,925          (168,771)(c)
                                                                 -----------       -----------       -----------
Income (loss) from continuing operations                             442,419            (1,130)          441,289
Income from discontinued operations, net of income taxes (b)              --            47,148            47,148
                                                                 -----------       -----------       -----------
Net income                                                       $   442,419       $    46,018       $   488,437
                                                                 ===========       ===========       ===========
Diluted earnings (loss) per common share
   from continuing operations (e)                                $      0.53       $      0.00       $      0.53
                                                                 ===========       ===========       ===========
Diluted earnings per common share from
   discontinued operations (e)                                   $        --       $      0.05       $      0.05
                                                                 ===========       ===========       ===========
Diluted earnings per common share (e)                            $      0.53       $      0.05       $      0.58
                                                                 ===========       ===========       ===========
Shares used in per share calculations:
   Diluted                                                           835,571           835,571           835,571
                                                                 ===========       ===========       ===========

(a) Includes $44 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company's strategic investment portfolio.

(b) The results of operations related to the Vesper Operating Companies, TowerCo and the SMP licenses, including gains and losses realized on sales transactions, are presented as discontinued operations.

(c) The fiscal year 2004 estimated effective tax rate for continuing operations for both total QUALCOMM and QUALCOMM excluding QSI is approximately 30%.

(d) Includes $21 million equity in losses of investees and $1 million in other-than-temporary losses on marketable securities, partially offset by $3 million in realized gains on investments and $2 million gain on derivatives.

(e) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 14 of 19

                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                         SIX MONTHS ENDED MARCH 28, 2004
                                                                 -----------------------------------------------
                                                                  EXCLUDING                             TOTAL
                                                                     QSI               QSI            QUALCOMM
                                                                 -----------       -----------       -----------
Revenues:
  Equipment and services                                         $ 1,672,444       $        88       $ 1,672,532
  Licensing and royalty fees                                         749,690                --           749,690
                                                                 -----------       -----------       -----------
                                                                   2,422,134                88         2,422,222
                                                                 -----------       -----------       -----------
Operating expenses:
  Cost of equipment and services revenues                            704,865                --           704,865
  Research and development                                           318,961                --           318,961
  Selling, general and administrative                                251,313             8,968           260,281
  Amortization of other acquisition-related intangible assets          3,756                --             3,756
  Other                                                                  (42)          (10,551)          (10,593)
                                                                 -----------       -----------       -----------
Total operating expenses                                           1,278,853            (1,583)        1,277,270
                                                                 -----------       -----------       -----------

Operating income                                                   1,143,281             1,671         1,144,952

Interest expense                                                        (904)               --              (904)
Investment income (expense), net                                      89,593(a)        (20,225)(d)        69,368
                                                                 -----------       -----------       -----------
Income (loss) from continuing operations before income taxes       1,231,970           (18,554)        1,213,416
Income tax (expense) benefit                                        (370,822)(c)         9,224          (361,598)(c)
                                                                 -----------       -----------       -----------
Income (loss) from continuing operations                             861,148            (9,330)          851,818
Loss from discontinued operations, net of income taxes (b)                --           (11,088)          (11,088)
                                                                 -----------       -----------       -----------
Net income (loss)                                                $   861,148       $   (20,418)      $   840,730
                                                                 ===========       ===========       ===========

Diluted earnings (loss) per common share
   from continuing operations (e)                                $      1.04       $     (0.01)      $      1.02
                                                                 ===========       ===========       ===========
Diluted loss per common share from
   discontinued operations (e)                                   $        --       $     (0.01)      $     (0.01)
                                                                 ===========       ===========       ===========
Diluted earnings (loss) per common share (e)                     $      1.04       $     (0.02)      $      1.01
                                                                 ===========       ===========       ===========

Shares used in per share calculations:
   Diluted                                                           831,391           831,391           831,391
                                                                 ===========       ===========       ===========

(a) Includes $79 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company's strategic investment portfolio.

(b) The results of operations related to the Vesper Operating Companies, TowerCo and the SMP licenses, including gains and losses realized on sales transactions, are presented as discontinued operations.

(c) The fiscal year 2004 estimated effective tax rate for continuing operations for both total QUALCOMM and QUALCOMM excluding QSI is approximately 30%.

(d) Includes $36 million equity in losses of investees and $1 million in other-than-temporary losses on marketable securities, partially offset by $12 million in interest income, $4 million in realized gains on investments and $1 million gain on derivatives.

(e) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 15 of 19

                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH
           CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING QSI TO
                           TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED MARCH 28, 2004
                                                                 -----------------------------------
                                                                 EXCLUDING                  TOTAL
                                                                    QSI          QSI       QUALCOMM
                                                                 ---------    ---------    ---------
Earnings before taxes, depreciation, amortization and other
   adjustments (1)                                               $ 637,021    $   7,269    $ 644,290
Working capital changes and taxes paid (2)                         131,796          949      132,745
                                                                 ---------    ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                          768,817        8,218      777,035

Capital expenditures                                               (54,461)          (7)     (54,468)
                                                                 ---------    ---------    ---------
FREE CASH FLOW (NET CASH PROVIDED BY OPERATING ACTIVITIES
   LESS CAPITAL EXPENDITURES)                                      714,356        8,211      722,567

Net additional share capital                                        99,890           --       99,890
Proceeds from put options                                            5,103           --        5,103
Dividends paid                                                     (56,519)          --      (56,519)
Net collections of finance receivables                                 729           --          729
Other investments                                                   (3,489)      (2,874)      (6,363)
Other items                                                         (1,143)     (10,940)     (12,083)
Changes in fair value and other changes to marketable
   securities                                                        3,515       28,052       31,567
Marketable securities pending settlement payment                   (28,498)          --      (28,498)
Net cash provided by discontinued operations                            --       38,915       38,915
Transfer from QSI (3)                                               54,628      (54,628)          --
Transfer to QSI (4)                                                (16,125)      16,125           --
                                                                 ---------    ---------    ---------
NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE
   SECURITIES (5)                                                $ 772,447    $  22,861    $ 795,308
                                                                 =========    =========    =========

(1) Reconciliation to GAAP:
      Net income (loss) from continuing operations               $ 442,419    $  (1,130)   $ 441,289
      Non-cash adjustments (a)                                     219,254       11,521      230,775
      Net realized gains on marketable securities and other
         investments                                                (7,683)      (3,122)     (10,805)
      Taxes refunded                                               (16,969)          --      (16,969)
                                                                 ---------    ---------    ---------
      Earnings (loss) before taxes, depreciation,
         amortization and other adjustments                      $ 637,021    $   7,269    $ 644,290
                                                                 =========    =========    =========
(2) Reconciliation to GAAP:
      Increase (decrease) in cash resulting from changes in
         working capital                                         $ 114,827    $     949    $ 115,776
      Taxes refunded                                                16,969           --       16,969
                                                                 ---------    ---------    ---------
      Working capital changes and taxes paid                     $ 131,796    $     949    $ 132,745
                                                                 =========    =========    =========
(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments,
      operations of Vesper and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
      Net increase (decrease) in cash and cash equivalents
         (GAAP)                                                  $ 150,820    $    (229)   $ 150,591
         Plus: Net purchase (proceeds) of marketable
            securities                                             646,610       (4,962)     641,648
         Plus: Net increase in fair value and other changes
            to marketable securities                                 3,515       28,052       31,567
         Plus: Net increase in marketable securities pending
            settlement receipt                                     (28,498)          --      (28,498)
                                                                 ---------    ---------    ---------
      Net increase in cash, cash equivalents and marketable
         securities                                              $ 772,447    $  22,861    $ 795,308
                                                                 =========    =========    =========

(a) See detail following the six month cash flow.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 16 of 19

                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH
           CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING QSI TO
                           TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                    SIX MONTHS ENDED MARCH 28, 2004
                                                               -----------------------------------------
                                                                EXCLUDING                       TOTAL
                                                                   QSI            QSI         QUALCOMM
                                                               -----------    -----------    -----------
Earnings before taxes, depreciation, amortization and other
   adjustments (1)                                             $ 1,277,581    $    15,944    $ 1,293,525
Working capital changes and taxes paid (2)                         (51,618)         7,260        (44,358)
                                                               -----------    -----------    -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                        1,225,963         23,204      1,249,167

Capital expenditures                                              (117,545)           (16)      (117,561)
                                                               -----------    -----------    -----------
FREE CASH FLOW (NET CASH PROVIDED BY OPERATING ACTIVITIES
   LESS CAPITAL EXPENDITURES)                                    1,108,418         23,188      1,131,606

Net additional share capital                                       131,509             --        131,509
Proceeds from put options                                            5,103             --          5,103
Dividends paid                                                    (112,562)            --       (112,562)
Net collections of finance receivables                               1,153        193,308        194,461
Other investments                                                  (16,058)       (33,900)       (49,958)
Other items                                                         (2,181)       (27,547)       (29,728)
Changes in fair value and other changes to marketable
   securities                                                       12,321         26,131         38,452
Marketable securities pending settlement payment                   (14,513)            --        (14,513)
Net cash used by discontinued operations                                --        (20,257)       (20,257)
Transfer from QSI (3)                                              261,674       (261,674)            --
Transfer to QSI (4)                                               (109,954)       109,954             --
                                                               -----------    -----------    -----------
NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE
   SECURITIES (5)                                              $ 1,264,910    $     9,203    $ 1,274,113
                                                               ===========    ===========    ===========

(1) Reconciliation to GAAP:
      Net income (loss) from continuing operations             $   861,148    $    (9,330)   $   851,818
      Non-cash adjustments (b)                                     432,301         29,836        462,137
      Net realized gains on marketable securities and other
         investments                                               (11,007)        (4,562)       (15,569)
      Taxes refunded                                                (4,861)            --         (4,861)
                                                               -----------    -----------    -----------
      Earnings before taxes, depreciation, amortization and
         other adjustments                                     $ 1,277,581    $    15,944    $ 1,293,525
                                                               ===========    ===========    ===========
(2) Reconciliation to GAAP:
      (Decrease) increase in cash resulting from changes in
         working capital                                       $   (56,479)   $     7,260    $   (49,219)
      Taxes refunded                                                 4,861             --          4,861
                                                               -----------    -----------    -----------
      Working capital changes and taxes paid                   $   (51,618)   $     7,260    $   (44,358)
                                                               ===========    ===========    ===========
(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments,
      operations of Vesper and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
      Net decrease in cash and cash equivalents (GAAP)         $   (90,094)   $    (8,482)   $   (98,576)
         Plus: Net purchase (proceeds) of marketable
            securities                                           1,357,196         (8,446)     1,348,750
         Plus: Net increase in fair value and other changes
            to marketable securities                                12,321         26,131         38,452
         Plus: Net increase in marketable securities pending
            settlement receipt                                     (14,513)            --        (14,513)
                                                               -----------    -----------    -----------
      Net increase in cash, cash equivalents and marketable
         securities                                            $ 1,264,910    $     9,203    $ 1,274,113
                                                               ===========    ===========    ===========

(b) See detail on the following page.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 17 of 19

                              QUALCOMM INCORPORATED
                           SUPPLEMENTAL DETAIL TO THE
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                               THREE MONTHS ENDED MARCH 28, 2004
                                                               ----------------------------------
                                                               EXCLUDING                  TOTAL
                                                                  QSI         QSI       QUALCOMM
                                                               ---------   ---------    ---------
(a) Non-cash adjustments are comprised of:
    Depreciation and amortization                              $  38,287   $   1,325    $  39,612
    Other-than-temporary losses on marketable securities and
       other investments                                              --         820          820
    Equity in losses of investees                                    306      20,593       20,899
    Non-cash income tax expense (benefit)                        171,573     (13,925)     157,648
    Other non-cash charges and (credits)                           9,088       2,708       11,796
                                                               ---------   ---------    ---------
Total non-cash adjustments                                     $ 219,254   $  11,521    $ 230,775
                                                               =========   =========    =========

                                                                SIX MONTHS ENDED MARCH 28, 2004
                                                               ----------------------------------
                                                               EXCLUDING                  TOTAL
                                                                  QSI         QSI       QUALCOMM
                                                               ---------   ---------    ---------
(b) Non-cash adjustments are comprised of:
    Depreciation and amortization                              $  77,631   $   2,527    $  80,158
    Other-than-temporary losses on marketable securities and
      other investments                                               --       1,520        1,520
    Equity in losses of investees                                    592      36,377       36,969
    Non-cash income tax expense (benefit)                        347,590      (9,223)     338,367
    Other non-cash charges and (credits)                           6,488      (1,365)       5,123
                                                               ---------   ---------    ---------
Total non-cash adjustments                                     $ 432,301   $  29,836      462,137
                                                               =========   =========    =========

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 18 of 19

                              QUALCOMM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                     ASSETS

                                                    QUALCOMM
                                                    EXCLUDING
                                                       QSI          QSI (a)      QUALCOMM       QUALCOMM
                                                    MARCH 28,      MARCH 28,     MARCH 28,    SEPTEMBER 28,
                                                      2004           2004          2004           2003
                                                   -----------    -----------   -----------   -------------
Current assets:
  Cash and cash equivalents                        $ 1,946,518    $        --   $ 1,946,518   $   2,045,094
  Marketable securities                              3,601,400         58,511     3,659,911       2,516,003
  Accounts receivable, net                             596,708             76       596,784         483,793
  Inventories, net                                      97,041             --        97,041         110,351
  Deferred tax assets (a)                              471,180             --       471,180         611,536
  Other current assets                                 141,578          1,454       143,032         181,987
                                                   -----------    -----------   -----------   -------------
       Total current assets                          6,854,425         60,041     6,914,466       5,948,764
Marketable securities                                  914,328        125,107     1,039,435         810,654
Property, plant and equipment, net                     549,923             --       549,923         622,265
Goodwill, net                                          355,622             --       355,622         346,464
Deferred tax assets (a)                                360,141             --       360,141         406,746
Other assets                                           177,918        251,989       429,907         687,543
                                                   -----------    -----------   -----------   -------------
       Total assets                                $ 9,212,357    $   437,137   $ 9,649,494   $   8,822,436
                                                   ===========    ===========   ===========   =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                           $   212,736    $       362   $   213,098   $     195,065
  Payroll and other benefits related liabilities       138,938            506       139,444         141,000
  Unearned revenue                                     172,032              5       172,037         174,271
  Dividends payable                                     80,890             --        80,890              --
  Current portion of long-term debt                         --             --            --         102,625
  Other current liabilities                            200,186          7,366       207,552         195,241
                                                   -----------    -----------   -----------   -------------
       Total current liabilities                       804,782          8,239       813,021         808,202
Unearned revenue                                       200,784             --       200,784         236,732
Long-term debt                                              --             --            --         123,302
Other liabilities                                       79,380             --        79,380          55,628
                                                   -----------    -----------   -----------   -------------
       Total liabilities                             1,084,946          8,239     1,093,185       1,223,864
                                                   -----------    -----------   -----------   -------------

Stockholders' equity:
  Preferred stock, $0.0001 par value                        --             --            --              --
  Common stock, $0.0001 par value                           82             --            82              81
  Paid-in capital                                    6,557,273             --     6,557,273       6,324,971
  Retained earnings                                  1,944,567             --     1,944,567       1,297,289
  Accumulated other comprehensive (loss) income        (27,175)        81,562        54,387         (23,769)
                                                   -----------    -----------   -----------   -------------
     Total stockholders' equity                      8,474,747         81,562     8,556,309       7,598,572
                                                   -----------    -----------   -----------   -------------
     Total liabilities and stockholders' equity    $ 9,559,693    $    89,801   $ 9,649,494   $   8,822,436
                                                   ===========    ===========   ===========   =============

(a) Deferred tax assets and liabilities are not allocated to the Company's segments. Net deferred tax assets and liabilities, if any, of subsidiaries that are consolidated by QSI are reflected as QSI assets and liabilities.

QUALCOMM Announces Second Quarter Fiscal 2004 Results              Page 19 of 19

                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                        --------------------------    --------------------------
                                                                         MARCH 28,      MARCH 30,      MARCH 28,      MARCH 30,
                                                                           2004          2003(a)         2004          2003(a)
                                                                        -----------    -----------    -----------    -----------
Revenues:
  Equipment and services                                                $   819,562    $   763,568    $ 1,672,532    $ 1,592,124
  Licensing and royalty fees                                                396,086        253,561        749,690        493,267
                                                                        -----------    -----------    -----------    -----------
                                                                          1,215,648      1,017,129      2,422,222      2,085,391
                                                                        -----------    -----------    -----------    -----------
Operating expenses:
  Cost of equipment and services revenues                                   335,135        341,205        704,865        692,682
  Research and development                                                  169,023        131,801        318,961        244,280
  Selling, general and administrative                                       138,205        121,323        260,281        238,345
  Amortization of acquisition-related intangible assets                       1,631          1,964          3,756          3,936
  Other                                                                      (4,916)            --        (10,593)            --
                                                                        -----------    -----------    -----------    -----------
Total operating expenses                                                    639,078        596,293      1,277,270      1,179,243
                                                                        -----------    -----------    -----------    -----------
Operating income                                                            576,570        420,836      1,144,952        906,148

Interest expense                                                               (580)          (383)          (904)        (1,731)
Investment income (expense), net                                             34,070        (18,447)        69,368        (77,984)
                                                                        -----------    -----------    -----------    -----------
Income from continuing operations before income taxes                       610,060        402,006      1,213,416        826,433
Income tax expense                                                         (168,771)      (144,329)      (361,598)      (292,437)
                                                                        -----------    -----------    -----------    -----------
Income from continuing operations                                           441,289        257,677        851,818        533,996
                                                                        -----------    -----------    -----------    -----------
Income (loss) from discontinued operations                                   47,148       (154,661)       (11,088)      (189,646)
                                                                        -----------    -----------    -----------    -----------
Net income                                                              $   488,437    $   103,016    $   840,730    $   344,350
                                                                        ===========    ===========    ===========    ===========
Basic earnings per common share from continuing operations              $      0.55    $      0.33    $      1.06    $      0.68
Basic earnings (loss) per common share from discontinued operations            0.06          (0.20)         (0.01)         (0.24)
                                                                        -----------    -----------    -----------    -----------
Basic earnings per common share                                         $      0.61    $      0.13    $      1.05    $      0.44
                                                                        ===========    ===========    ===========    ===========
Diluted earnings per common share from continuing operations            $      0.53    $      0.32    $      1.02    $      0.65
Diluted earnings (loss) per common share from discontinued operations          0.05          (0.19)         (0.01)         (0.23)
                                                                        -----------    -----------    -----------    -----------
Diluted earnings per common share                                       $      0.58    $      0.13    $      1.01    $      0.42
                                                                        ===========    ===========    ===========    ===========
Shares used in per share calculations:
   Basic                                                                    806,283        789,026        803,324        786,153
                                                                        ===========    ===========    ===========    ===========
   Diluted                                                                  835,751        818,088        831,391        816,916
                                                                        ===========    ===========    ===========    ===========
Dividends per share paid                                                $      0.07    $        --    $      0.14    $        --
                                                                        ===========    ===========    ===========    ===========
Dividends per share announced                                           $      0.10    $      0.05    $      0.24    $      0.05
                                                                        ===========    ===========    ===========    ===========

(a) As adjusted to present results related to Vesper, TowerCo and SMP licenses as discontinued operations.